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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  May 6, 1999



                             LITTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                        1-3998                95-1775499
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)



21240 BURBANK BOULEVARD
WOODLAND HILLS, CALIFORNIA                        91367
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (818) 598-5000



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Item 5. OTHER EVENTS

On May 6, 1999, Litton Industries, Inc. (Litton or the Company) announced that it has sent letters to the chairmen and chief executive officers of Newport News Shipbuilding (NNS) and Avondale Industries, Inc. (AVDL) proposing to acquire NNS in a stock-for-stock merger and AVDL for cash. The NNS merger will be a tax-free, stock-for-stock transaction in which each share of NNS common stock would be converted into .55 shares of Litton common stock and is expected to be accounted for as a pooling of interests. The acquisition of AVDL's common stock will be in cash at $38 per share. Neither transaction is conditioned upon the acceptance of the other and both are subject to regulatory approval.

Attached hereto as Exhibit 99.1 is the Company's press release dated May 6, 1999 which sets forth additional information about these transactions.



Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits

        99.1    Press Release issued by the registrant on May 6, 1999



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        LITTON INDUSTRIES, INC.


Date: May 10, 1999                      By:  /s/  CAROL A. WIESNER
                                           -----------------------------
                                           Carol A. Wiesner
                                           Vice President and Controller









                             EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
-----------      -----------
99.1             Press Release issued by the registrant on May 6, 1999







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